EXHIBIT 99.1

Zoetis Announces Second Quarter 2025 Results,
Raises Full Year 2025 Outlook

•Reports Revenue of $2.5 Billion, Growing 4%, and Net Income of $718 Million, or $1.61 per Diluted Share, Increasing 15% and 18%, Respectively, on a Reported Basis for Second Quarter 2025
•Delivers 8% Organic Operational Growth in Revenue and 10% Organic Operational Growth in Adjusted Net Income for Second Quarter 2025
•Reports Adjusted Net Income of $783 Million, or Adjusted Diluted EPS of $1.76, for Second Quarter 2025
•Raises Full Year 2025 Revenue Guidance to $9.450 - $9.600 Billion with Organic Operational Revenue Growth of 6.5% to 8.0% Following Strong First-Half Performance
•Raises Full Year 2025 Guidance for Organic Operational Growth in Adjusted Net Income to 5.5% to 7.5% to Reflect Disciplined Execution and Cost Management
•Raises Guidance for Diluted EPS on an Adjusted Basis to $6.30 to $6.40

PARSIPPANY, N.J. – August 5, 2025 – Zoetis Inc. (NYSE:ZTS) today reported its financial results for the second quarter of 2025 and raised its full year 2025 guidance.

The company reported revenue of $2.5 billion for the second quarter of 2025, an increase of 4% compared with the second quarter of 2024. On an organic operational1 basis, revenue for the second quarter of 2025 increased 8% compared with the second quarter of 2024. Net income for the second quarter of 2025 was $718 million, or $1.61 per diluted share, an increase of 15% and 18%, respectively, on a reported basis.

Adjusted net income2 for the second quarter of 2025 was $783 million, or $1.76 per diluted share, an increase of 10% and 13%, respectively, on both a reported and an organic operational basis. Adjusted net income for the second quarter of 2025 excludes the net impact of $65 million for purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items.

EXECUTIVE COMMENTARY
“Zoetis delivered a strong broad-based performance in the second quarter of 2025, with 8% organic operational revenue growth," said Kristin Peck, Chief Executive Officer of Zoetis. "Our consistent results across economic and competitive cycles reflect the strength of our innovation engine, the breadth of our
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diversified portfolio and the discipline of our execution in what remains one of the most compelling long-term growth sectors. As we look to the second half of the year, our focus remains clear: execute with discipline, advance meaningful innovation and stay deeply connected to our customers."

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two segments: United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for companion animals and livestock, tailored to local trends and customer needs. In the second quarter of 2025:
•Revenue in the U.S. segment was $1.4 billion, an increase of 4% compared with the second quarter of 2024 and an increase of 7% on an organic operational basis. Sales of the company's innovative companion animal products increased 9%, driven primarily by Simparica Trio®, the company’s flea, tick and heartworm combination product, as well as its key dermatology portfolio including Apoquel®, Apoquel Chewable and Cytopoint®. Broad-based growth across the remainder of the companion animal portfolio, including vaccines and diagnostics, was partially offset by a decline in the company's monoclonal antibody (mAb) products for osteoarthritis (OA) pain, Librela® for dogs and Solensia® for cats. Sales of livestock products declined 21% in the quarter, largely due to the divestiture of the medicated feed additive (MFA) product portfolio and related assets. On an organic operational basis, sales of livestock products decreased 2% in the quarter due to the timing of supply of ceftiofur products and competition for Draxxin, partially offset by growth across the livestock portfolio, primarily in vaccines.

•Revenue in the International segment was $1.1 billion, a 3% increase on a reported basis and an increase of 9% on an organic operational basis compared with the second quarter of 2024. Sales of companion animal products grew 8% on a reported and an operational3 basis. Growth in the quarter was driven by the company's innovative companion animal portfolio including key dermatology products Apoquel and Cytopoint, Simparica franchise and monoclonal antibodies for OA pain, Librela and Solensia. Sales of livestock products declined 2% on a reported basis, largely due to the divestiture of the MFA product portfolio and related assets, as well as foreign exchange. On an organic operational basis, sales of livestock products increased 10%, driven by broad-based growth across core species including swine, fish, poultry and cattle.

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INVESTMENTS IN GROWTH
Zoetis continues to advance care for animals across the globe with a robust pipeline fueled by lifecycle innovation, geographic expansion and disruptive innovation. The company expects a significant approval in a major market every year for the next several years.

Since its last quarterly earnings announcement, Simparica Trio gained new label indications in Japan to prevent eyeworms and to prevent Dipylidium caninum (flea tapeworm) infections by killing Ctenocephalides felis vector fleas in treated dogs. With this approval, Simparica Trio is the only canine combination parasiticide indicated to prevent flea tapeworm infections, at the source, by killing vector fleas before transmission. Revolution® Plus (selamectin/sarolaner), a topical combination product that treats ticks, fleas, ear mites, lice and gastrointestinal worms and prevents heartworm disease in cats, received approval for an additional claim related to efficacy against notoedres mange in Australia, and in the EU received approval for an additional claim for the prevention of flea tapeworm infections by controlling fleas.

Geographic expansion included approval of Solensia (frunevetmab injection) in South Korea for control of pain associated with osteoarthritis in cats. Revolution Plus was approved in the Philippines to treat ticks, fleas, ear mites, lice and gastrointestinal worms and prevent heartworm disease in cats.

On the livestock side of the business, Zoetis received a conditional license for its Avian Influenza Vaccine, H5N2 Subtype, Killed Virus, for use in lactating dairy cattle in the U.S. In Brazil, the company gained a new label claim for Fostera® Gold PCV MH related to swine breeding herd safety. Zoetis received approval in Australia for needle-free administration of its Fostera Gold PCV MH vaccine to help prevent infection from Mycoplasma hyopneumoniae and Porcine circovirus, and its Fostera Gold PCV Metastim vaccine to help prevent infection from Porcine circovirus. In the EU, the company received approval for a needle-free microdose of Suvaxyn® PRRS, a vaccine that helps prevent porcine respiratory and reproductive syndrome.

FINANCIAL GUIDANCE
Zoetis is raising its full year 2025 guidance due to a strong first-half performance and continued discipline in execution and cost management.
•Revenue between $9.450 billion to $9.600 billion (organic operational growth of 6.5% to 8.0%)
•Reported net income between $2.650 billion to $2.700 billion
•Adjusted net income between $2.825 billion to $2.875 billion (organic operational growth of 5.5% to 7.5%)
•Reported diluted EPS of $5.90 to $6.00
•Adjusted diluted EPS between $6.30 to $6.40
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This guidance reflects foreign exchange rates as of late July and the impact of enacted and assumptions on announced tariffs. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call this morning.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review second quarter 2025 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast and corresponding slides by visiting the Zoetis website at https://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on August 5, 2025.

About Zoetis
As the world’s leading animal health company, Zoetis is driven by a singular purpose: to nurture our world and humankind by advancing care for animals. After innovating ways to predict, prevent, detect, and treat animal illness for more than 70 years, Zoetis continues to stand by those raising and caring for animals worldwide – from veterinarians and pet owners to livestock producers. The company’s leading portfolio and pipeline of medicines, vaccines, diagnostics and technologies make a difference in over 100 countries. A Fortune 500 company, Zoetis generated revenue of $9.3 billion in 2024 with approximately 13,800 employees. For more information, visit www.zoetis.com.
1 Organic operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange and certain acquisitions and divestitures.
2 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items.
3 Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.

DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to: business plans or prospects, future operating or financial performance, future guidance, future operating models; R&D costs; timing and likelihood of success; expectations regarding products, product approvals or products under development and expected timing of product launches; expectations regarding competing products; expectations regarding financial impact of divestitures; disruptions in our global supply chain; expectations regarding the performance of acquired companies and our ability to integrate new businesses; expectations regarding the financial impact of acquisitions; future use of cash, dividend payments and share repurchases; foreign exchange rates, tax rates, tariffs, changes in tax regimes and laws and any changes thereto; and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking
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statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our most recent Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share, operational results (which exclude the impact of foreign exchange) and organic operational results (which exclude the impact of foreign exchange and certain acquisitions and divestitures), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliations of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors on the 'Investor Relations' section of our website at www.zoetis.com, as well as on LinkedIn, Facebook, X (formerly Twitter) and YouTube. We encourage investors and potential investors to consult our website regularly and to follow us on social media for company news and information.

Media Contacts:	Investor Contacts:
Jennifer Albano	Steve Frank
1-862-399-0810 (o)	1-973-822-7141 (o)
jennifer.albano@zoetis.com	steve.frank@zoetis.com

Laura Panza	Nick Soonthornchai
1-973-975-5176 (o)	1-973-443-2792 (o)
laura.panza@zoetis.com	nick.soonthornchai@zoetis.com

ZTS-COR
ZTS-IR
ZTS-FIN
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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2025	2024	% Change		2025	2024	% Change
Revenue	$2,460	$2,361	4		$4,680	$4,551	3
Costs and expenses:
Cost of sales	649	668	(3)		1,271	1,311	(3)
Selling, general and administrative expenses	617	581	6		1,180	1,128	5
Research and development expenses	172	171	1		329	333	(1)
Amortization of intangible assets	33	35	(6)		65	72	(10)
Restructuring charges and certain acquisition and divestiture-related costs	30	42	(29)		30	46	(35)
Interest expense, net of capitalized interest	53	59	(10)		107	117	(9)
Other (income)/deductions–net	4	25	(84)		(14)	17	*
Income before provision for taxes on income	902	780	16		1,712	1,527	12
Provision for taxes on income	184	156	18		363	304	19
Net income before allocation to noncontrolling interests	718	624	15		1,349	1,223	10
Less: Net income/(loss) attributable to noncontrolling interests	—	—	*	`	—	—	*
Net income attributable to Zoetis Inc.	$718	$624	15		$1,349	$1,223	10

Earnings per share attributable to Zoetis—basic	$1.61	$1.37	18		$3.02	$2.68	13

Earnings per share attributable to Zoetis—diluted	$1.61	$1.37	18		$3.02	$2.67	13

Weighted-average shares used to calculate earnings per share
Basic	445.1	455.5			446.3	456.7
Diluted	445.5	456.0			446.7	457.4

(a)    The condensed consolidated statements of income present the three and six months ended June 30, 2025 and 2024. Subsidiaries operating outside the United States are included for the three and six months ended May 31, 2025 and 2024.
* Calculation not meaningful.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended June 30, 2025
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$649	$(1)	$—	$(1)	$647
Gross profit	1,811	1	—	1	1,813
Selling, general and administrative expenses	617	(3)	—	(9)	605
Amortization of intangible assets	33	(28)	—	—	5
Restructuring charges and certain acquisition and divestiture-related costs	30	—	(1)	(29)	—
Other (income)/deductions–net	4	—	—	(8)	(4)
Income before provision for taxes on income	902	33	1	47	983
Provision for taxes on income	184	7	—	9	200
Net income attributable to Zoetis	718	26	1	38	783
Earnings per common share attributable to Zoetis–diluted	1.61	0.06	—	0.09	1.76

	Three Months Ended June 30, 2024
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$668	$(1)	$—	$—	$667
Gross profit	1,693	1	—	—	1,694
Selling, general and administrative expenses	581	(3)	—	—	578
Amortization of intangible assets	35	(31)	—	—	4
Restructuring charges and certain acquisition and divestiture-related costs	42	—	(5)	(37)	—
Other (income)/deductions–net	25	—	—	(33)	(8)
Income before provision for taxes on income	780	35	5	70	890
Provision for taxes on income	156	8	1	14	179
Net income attributable to Zoetis	624	27	4	56	711
Earnings per common share attributable to Zoetis–diluted	1.37	0.06	0.01	0.12	1.56
(a)    The condensed consolidated statements of income present the three months ended June 30, 2025 and 2024. Subsidiaries operating outside the United States are included for the three months ended May 31, 2025 and 2024.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for note (1) and (2).
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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Six Months Ended June 30, 2025
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,271	$(2)	$—	$(2)	$1,267
Gross profit	3,409	2	—	2	3,413
Selling, general and administrative expenses	1,180	(6)	—	(15)	1,159
Research and development expenses	329	(1)	—	—	328
Amortization of intangible assets	65	(56)	—	—	9
Restructuring charges and certain acquisition and divestiture-related costs	30	—	(1)	(29)	—
Other (income)/deductions–net	(14)	—	—	(7)	(21)
Income before provision for taxes on income	1,712	65	1	53	1,831
Provision for taxes on income	363	14	—	9	386
Net income attributable to Zoetis	1,349	51	1	44	1,445
Earnings per common share attributable to Zoetis–diluted	3.02	0.11	—	0.10	3.23

	Six Months Ended June 30, 2024
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,311	$(2)	$—	$—	$1,309
Gross profit	3,240	2	—	—	3,242
Selling, general and administrative expenses	1,128	(6)	—	—	1,122
Research and development expenses	333	(1)	—	—	332
Amortization of intangible assets	72	(63)	—	—	9
Restructuring charges and certain acquisition and divestiture-related costs	46	—	(5)	(41)	—
Other (income)/deductions–net	17	—	—	(35)	(18)
Income before provision for taxes on income	1,527	72	5	76	1,680
Provision for taxes on income	304	16	1	14	335
Net income attributable to Zoetis	1,223	56	4	62	1,345
Earnings per common share attributable to Zoetis–diluted	2.67	0.12	0.01	0.14	2.94
(a)    The condensed consolidated statements of income present the six months ended June 30, 2025 and 2024. Subsidiaries operating outside the United States are included for the six months ended May 31, 2025 and 2024.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)    Acquisition and divestiture-related costs include the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Acquisition-related costs(a)	$1	$1	$1	$1
Divestiture-related costs(b)	—	4	—	4
Total acquisition and divestiture-related costs—pre-tax	1	5	1	5
Income taxes(c)	—	1	—	1
Total acquisition and divestiture-related costs—net of tax	$1	$4	$1	$4
(a)    Acquisition-related costs represent external, incremental costs that directly relate to transacting and integrating businesses, included in Restructuring charges and certain acquisition and divestiture-related costs.
(b)    Divestiture-related costs consisted of costs related to the sale of our medicated feed additive product portfolio, certain water soluble products and related assets, included in Restructuring charges and certain acquisition and divestiture-related costs.
(c)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

(2)    Certain significant items include the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Other restructuring charges and cost-reduction/productivity initiatives(a)	$7	$37	$7	$41
Business process transformation program(b)	11	—	18	—
Certain asset impairment charges(c)	27	11	27	11
Net loss on sale of business(d)	3	22	3	22
Other	(1)	—	(2)	2
Total certain significant items—pre-tax	47	70	53	76
Income taxes(e)	9	14	9	14
Total certain significant items—net of tax	$38	$56	$44	$62
(a)    For the three and six months ended June 30, 2025, primarily consisted of employee termination costs related to a transition from internal to external innovation and manufacturing of certain products and the closure of a related site, included in Restructuring charges and certain acquisition and divestiture-related costs.
For the three and six months ended June 30, 2024, primarily consisted of employee termination costs related to organizational structure refinements, included in Restructuring charges and certain acquisition and divestiture-related costs. For the six months ended June 30, 2024, charges were partially offset by a reversal of certain employee termination costs as a result of a change in strategy from our 2015 operational efficiency initiative.
(b)    Represents costs related to our multi-year business process transformation program, which includes the implementation of a new enterprise resource planning (ERP) system, related digital technology solutions and other related costs, included in Selling, general and administrative expenses and Cost of sales. This comprehensive program is a major global and cross-functional company-wide effort that we believe will transform how we work across our business and contribute to all of our strategic priorities. Due to the nature, scope and magnitude of this investment, these costs are incremental transformational costs that are far in excess of the historical normal level of spending to support operations and are not expected to recur in the foreseeable future.
(c)    For the three and six months ended June 30, 2025, represents certain asset impairment charges related to a transition from internal to external innovation and manufacturing of certain products and the closure of a related site, included in Restructuring charges and certain acquisition and divestiture-related costs, as well as charges related to our aquaculture product portfolio included in Other (income)/deductions–net.
For the three and six months ended June 30, 2024, represents certain asset impairment charges related to our aquaculture product portfolio included in Other (income)/deductions–net.
(d)    Represents a net loss related to the sale of our medicated feed additive product portfolio, certain water soluble products and related assets sold in 2024, included in Other (income)/deductions–net.
(e)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.
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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME(a)
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	June 30,		% Change
	2025	2024	Total	Foreign Exchange	Operational(b)	Divestitures	Organic Operational(c)
Adjusted cost of sales	$647	$667	(3)%	(6)%	3%
as a percent of revenue	26.3%	28.3%	NA	NA	NA
Adjusted SG&A expenses	605	578	5%	(1)%	6%
Adjusted R&D expenses	171	171	—%	(1)%	1%
Adjusted net income	783	711	10%	3%	7%	(3)%	10%

	Six Months Ended
	June 30,		% Change
	2025	2024	Total	Foreign Exchange	Operational(b)	Divestitures	Organic Operational(c)
Adjusted cost of sales	$1,267	$1,309	(3)%	(8)%	5%
as a percent of revenue	27.1%	28.8%	NA	NA	NA
Adjusted SG&A expenses	1,159	1,122	3%	(2)%	5%
Adjusted R&D expenses	328	332	(1)%	—%	(1)%
Adjusted net income	1,445	1,345	7%	3%	4%	(4)%	8%

(a)    Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Income and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.
(b)    Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
(c)    Organic operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange and certain acquisitions and divestitures.
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ZOETIS INC.
2025 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2025 as of August 5, 2025	Full Year 2025 as of May 6, 2025 (Prior Guidance)
Revenue	$9,450 to $9,600	$9,425 to $9,575
Organic operational growth(a)	6.5% to 8.0%	6% to 8%
Adjusted cost of sales as a percentage of revenue(b)	Approximately 28.0%	Approximately 28.5%
Adjusted SG&A expenses(b)	$2,355 to $2,405	$2,340 to $2,390
Adjusted R&D expenses(b)	$690 to $700	$690 to $700
Adjusted interest expense and other (income)/deductions-net(b)	Approximately $170	Approximately $180
Effective tax rate on adjusted income(b)	Approximately 21%	Approximately 21%
Adjusted diluted EPS(b)	$6.30 to $6.40	$6.20 to $6.30
Adjusted net income(b)	$2,825 to $2,875	$2,775 to $2,825
Organic operational growth(a)(c)	5.5% to 7.5%	5% to 7%
Certain significant items and acquisition and divestiture-related costs(d)	Approximately $75	Approximately $45

The guidance as of August 5, 2025 reflects foreign exchange rates as of late July 2025. The prior guidance as of May 6, 2025 reflects foreign exchange rates as of late April 2025.
Reconciliations of 2025 reported guidance to 2025 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition and divestiture-related costs(d)	Purchase accounting	Adjusted(b)
Cost of sales as a percentage of revenue	~ 28.2%	~ (0.1%)	~ (0.1%)	~ 28.0%
SG&A expenses	$2,395 to $2,445	~ $(30)	~ $(10)	$2,355 to $2,405
R&D expenses	$692 to $702		~ $(2)	$690 to $700
Interest expense and other (income)/deductions-net	~ $170			~ $170
Effective tax rate	~ 21%			~ 21%
Diluted EPS	$5.90 to $6.00	~ $0.15	~ $0.25	$6.30 to $6.40
Net income attributable to Zoetis	$2,650 to $2,700	~ $75	~ $100	$2,825 to $2,875
(a)    Organic operational results (a non-GAAP financial measure) excludes the impact of foreign exchange and certain acquisitions and divestitures.
(b)    Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, and adjusted interest expense and other (income)/deductions-net are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.
(c)    We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational results to the most directly comparable U.S. GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition and divestiture-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
(d)    Primarily includes certain nonrecurring costs related to acquisitions, divestitures and other charges.
11 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	June 30,		% Change
	2025	2024	Total	Foreign Exchange	Operational(b)	Divestitures	Organic Operational(c)
Revenue:
Companion Animal	$1,788	$1,649	8%	—%	8%	—%	8%
Livestock	638	694	(8)%	(2)%	(6)%	(12)%	6%
Contract Manufacturing & Human Health	34	18	89%	(2)%	91%	—%	91%
Total Revenue	$2,460	$2,361	4%	(1)%	5%	(3)%	8%

U.S.:
Companion Animal	$1,176	$1,080	9%	—%	9%	—%	9%
Livestock	180	228	(21)%	—%	(21)%	(19)%	(2)%
Total U.S. Revenue	$1,356	$1,308	4%	—%	4%	(3)%	7%

International:
Companion Animal	$612	$569	8%	—%	8%	—%	8%
Livestock	458	466	(2)%	(3)%	1%	(9)%	10%
Total International Revenue	$1,070	$1,035	3%	(2)%	5%	(4)%	9%

Companion Animal:
Dogs and Cats	$1,716	$1,581	9%	—%	9%
Horses	72	68	6%	—%	6%
Total Companion Animal Revenue	$1,788	$1,649	8%	—%	8%

Livestock:
Cattle	$320	$350	(9)%	(3)%	(6)%
Swine	119	130	(8)%	(1)%	(7)%
Poultry	103	132	(22)%	(1)%	(21)%
Fish	74	62	19%	1%	18%
Sheep and other	22	20	10%	1%	9%
Total Livestock Revenue	$638	$694	(8)%	(2)%	(6)%

(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.
(c)    Organic operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange and certain acquisitions and divestitures.
12 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Six Months Ended
	June 30,		% Change
	2025	2024	Total	Foreign Exchange	Operational(b)	Divestitures	Organic Operational(c)
Revenue:
Companion Animal	$3,334	$3,099	8%	(1)%	9%	—%	9%
Livestock	1,283	1,414	(9)%	(3)%	(6)%	(13)%	7%
Contract Manufacturing & Human Health	63	38	66%	(4)%	70%	—%	70%
Total Revenue	$4,680	$4,551	3%	(2)%	5%	(4)%	9%

U.S.:
Companion Animal	$2,149	$1,978	9%	—%	9%	—%	9%
Livestock	390	493	(21)%	—%	(21)%	(19)%	(2)%
Total U.S. Revenue	$2,539	$2,471	3%	—%	3%	(4)%	7%

International:
Companion Animal	$1,185	$1,121	6%	(3)%	9%	—%	9%
Livestock	893	921	(3)%	(5)%	2%	(9)%	11%
Total International Revenue	$2,078	$2,042	2%	(4)%	6%	(4)%	10%

Companion Animal:
Dogs and Cats	$3,197	$2,965	8%	(1)%	9%
Horses	137	134	2%	(2)%	4%
Total Companion Animal Revenue	$3,334	$3,099	8%	(1)%	9%

Livestock:
Cattle	$678	$741	(9)%	(5)%	(4)%
Swine	230	257	(11)%	(4)%	(7)%
Poultry	209	271	(23)%	(3)%	(20)%
Fish	127	107	19%	(1)%	20%
Sheep and other	39	38	3%	(1)%	4%
Total Livestock Revenue	$1,283	$1,414	(9)%	(3)%	(6)%

(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.
(c)    Organic operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange and certain acquisitions and divestitures.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	June 30,		% Change
	2025	2024	Total	Foreign Exchange	Operational(a)
Total International	$1,070	$1,035	3%	(2)%	5%
Australia	83	83	—%	(4)%	4%
Brazil	93	99	(6)%	(11)%	5%
Canada	73	75	(3)%	(3)%	—%
Chile	36	31	16%	(3)%	19%
China	72	68	6%	—%	6%
France	33	34	(3)%	3%	(6)%
Germany	58	58	—%	1%	(1)%
Italy	38	36	6%	4%	2%
Japan	45	39	15%	5%	10%
Mexico	38	46	(17)%	(17)%	—%
Spain	37	33	12%	4%	8%
United Kingdom	77	73	5%	4%	1%
Other developed markets	162	138	17%	2%	15%
Other emerging markets	225	222	1%	(1)%	2%

	Six Months Ended
	June 30,		% Change
	2025	2024	Total	Foreign Exchange	Operational(a)
Total International	$2,078	$2,042	2%	(4)%	6%
Australia	158	156	1%	(5)%	6%
Brazil	181	200	(10)%	(16)%	6%
Canada	140	136	3%	(5)%	8%
Chile	70	62	13%	(2)%	15%
China	132	144	(8)%	—%	(8)%
France	73	75	(3)%	(2)%	(1)%
Germany	109	109	—%	(1)%	1%
Italy	67	64	5%	—%	5%
Japan	81	76	7%	1%	6%
Mexico	75	90	(17)%	(16)%	(1)%
Spain	70	65	8%	1%	7%
United Kingdom	154	150	3%	2%	1%
Other developed markets	295	265	11%	(2)%	13%
Other emerging markets	473	450	5%	(5)%	10%
(a)    Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.
Note: operational revenue results are not reflective of organic operational results.

14 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	June 30,		% Change
	2025	2024	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,356	$1,308	4%	—%	4%
Cost of Sales	208	232	(10)%	—%	(10)%
Gross Profit	1,148	1,076	7%	—%	7%
Gross Margin	84.7%	82.3%
Operating Expenses	218	204	7%	—%	7%
Other (income)/deductions-net	—	—	*	*	*
U.S. Earnings	$930	$872	7%	—%	7%

International:
Revenue	$1,070	$1,035	3%	(2)%	5%
Cost of Sales	314	342	(8)%	(9)%	1%
Gross Profit	756	693	9%	2%	7%
Gross Margin	70.7%	67.0%
Operating Expenses	173	175	(1)%	(3)%	2%
Other (income)/deductions-net	—	—	*	*	*
International Earnings	$583	$518	13%	5%	8%

Total Reportable Segments	$1,513	$1,390	9%	2%	7%

Other business activities(c)	(134)	(142)	(6)%
Reconciling Items:
Corporate(d)	(321)	(299)	7%
Purchase accounting adjustments(e)	(33)	(35)	(6)%
Acquisition and divestiture-related costs(f)	(1)	(5)	(80)%
Certain significant items(g)	(47)	(70)	(33)%
Other unallocated(h)	(75)	(59)	27%
Total Earnings(i)	$902	$780	16%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
(c)    Other business activities includes the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d)    Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition and divestiture-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs, as well as costs associated with divesting and disintegrating a portion of our business.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition, costs related to our business process transformation program, as well as the impact of divestiture gains and losses.
(h)    Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
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ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Six Months Ended
	June 30,		% Change
	2025	2024	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$2,539	$2,471	3%	—%	3%
Cost of Sales	407	449	(9)%	—%	(9)%
Gross Profit	2,132	2,022	5%	—%	5%
Gross Margin	84.0%	81.8%
Operating Expenses	423	394	7%	—%	7%
Other (income)/deductions-net	—	—	*	*	*
U.S. Earnings	$1,709	$1,628	5%	—%	5%

International:
Revenue	$2,078	$2,042	2%	(4)%	6%
Cost of Sales	616	655	(6)%	(11)%	5%
Gross Profit	1,462	1,387	5%	(1)%	6%
Gross Margin	70.4%	67.9%
Operating Expenses	327	334	(2)%	(5)%	3%
Other (income)/deductions-net	1	—	*	*	*
International Earnings	$1,134	$1,053	8%	1%	7%

Total Reportable Segments	$2,843	$2,681	6%	—%	6%

Other business activities(c)	(263)	(274)	(4)%
Reconciling Items:
Corporate(d)	(592)	(587)	1%
Purchase accounting adjustments(e)	(65)	(72)	(10)%
Acquisition and divestiture-related costs(f)	(1)	(5)	(80)%
Certain significant items(g)	(53)	(76)	(30)%
Other unallocated(h)	(157)	(140)	12%
Total Earnings(i)	$1,712	$1,527	12%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
(c)    Other business activities includes the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d)    Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition and divestiture-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs, as well as costs associated with divesting and disintegrating a portion of our business.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition, costs related to our business process transformation program, as well as the impact of divestiture gains and losses.
(h)    Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
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